Exhibit 10.6

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF THIS WARRANT AND APPLICABLE LAW.

WARRANT TO PURCHASE STOCK

Corporation:	ADICET BIO, INC.
Number of Shares:	See below.
Class of Stock:	Common Stock
Initial Exercise Price:	$11.32 per share
Issue Date:	September 15, 2020
Expiration Date:	April 28, 2027

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, PACWEST BANCORP or its assignee or transferee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant. This warrant shall be exercisable for 5,301 Shares on the Issue Date and shall be exercisable for an additional number of Shares equal to (a) 1.00% of the aggregate original principal amount of all Term Loans made pursuant to the Loan and Security Agreement (the “Loan Agreement”), dated as of April 28, 2020, between Adicet Therapeutics, Inc. (f/k/a Adicet Bio, Inc.) and Pacific Western Bank, as may be amended from time to time, divided by (b) the Warrant Price (subject to appropriate adjustment in the event of a stock dividend, stock split or other similar event affecting the Shares). For the avoidance of doubt, in no event shall this warrant be exercisable for more than 15,904 Shares (subject to appropriate adjustment in the event of a stock dividend, stock split or other similar event affecting the Shares).

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check, a wire transfer (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall (a)(x) provided that the Company’s transfer agent is then participating in the Depository Trust Company (“DTC”) Deposit Withdrawal Agent Commission (“DWAC”) system, cause the Company’s transfer agent to credit the number of Shares acquired to Holder’s account with DTC or (y) if the Company’s transfer agent is not then participating in the DTC DWAC system, deliver to Holder certificates for the Shares acquired and (b) if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.6 Treatment of Warrant Upon Acquisition of the Company.

1.6.1 “Acquisition.” For the purpose of this warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of (1) the Company; (2) the surviving or resulting entity; or (3) if the surviving entity is a wholly owned subsidiary of another entity immediately following such transaction, the parent entity of such surviving or resulting entity (other than a bona fide equity financing principally for capital raising purposes in which the Company sells and issues equity securities to investors).

1.6.2 Exercise Upon Acquisition. Upon the closing of any Acquisition, if the fair market value of the consideration per Share to be received by the Company’s stockholders consists of cash, marketable securities, or a combination of both cash and marketable securities (as determined pursuant to Section 1.3) and is greater than the Warrant Price, this warrant shall be deemed to have been automatically converted pursuant to Section 1.2, without any further action by the Holder, even if this warrant is not surrendered and without the issuance of any certificate for Shares hereunder, and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company; provided, however, that if the fair market value of the Shares, as determined pursuant to Section 1.3, in connection with such Acquisition is less than the aggregate Warrant Price, then this warrant shall terminate without exercise or conversion immediately prior, and subject, to the closing of such Acquisition.

1.6.3 Assumption of Warrant. Upon the closing of any Acquisition not referred to in Section 1.6.2, the successor entity shall assume the obligations of this warrant, and this warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this warrant.

1.7 Rule 144. With a view to making available to Holder the benefits of Rule 144 (or its successor rule) (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) to sell Shares delivered to Holder upon exercise of this warrant, the Company agrees, at the Company’s sole expense, to:

(a) use its commercially reasonable efforts to file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents (other than Current Reports on Form 8-K) required of the Company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) so long as (1) the Company remains subject to such requirements under Section 13 or 15(d) of the Exchange Act, (2) the filing of such reports and other documents is required to satisfy the current public information requirements of Rule 144(c)(1) and (3) and it is necessary for the Company to satisfy the current public information requirements of Rule 144(c)(1) for the Holder to offer, sell or otherwise transfer such Shares pursuant to Rule 144 (assuming the Holder is not an “affiliate” (as defined in Rule 144) of the Company’s, and that has not been an “affiliate” (as defined in Rule 144) of the Company’s during the immediately preceding three months);

(b) promptly upon request of the Holder furnish to Holder, (i) a written statement by the Company that it has complied in all material respects with the requirements of Rule 144(c)(1)(i) and (ii), and (ii) such other information, if any, as may be reasonably requested to permit Holder to sell such securities pursuant to Rule 144 without registration, in each case, so long as (1) Holder owns such Shares, (2) the Company is required to file with the SEC reports and other documents under Section 13 or 15(d) of the Exchange Act, (3) the filing of such reports and other documents is required to satisfy the current public information requirements of Rule 144(c)(1) and (4) and it is necessary for the Company to satisfy the current public information requirements of Rule 144(c)(1) for the Holder to offer, sell or otherwise transfer such Shares pursuant to Rule 144 (assuming the Holder is not an “affiliate” (as defined in Rule 144) of the Company’s, and that has not been an “affiliate” (as defined in Rule 144) of the Company’s during the immediately preceding three months); and

(c) take such additional action as is reasonably requested by Holder to enable Holder to sell the Shares pursuant to Rule 144, including, without limitation, delivering all such legal opinions consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by Holder.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant (including, without limitation, in any Permitted Transaction (as defined in the Loan Agreement)), Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company, its parent entity or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events as described in this Section 2.2.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. The Company shall provide Holder with not less than 10 days prior written notice of, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of common stock; or (d) the merger or consolidation with or into any other corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up.

ARTICLE 4

REPRESENTATIONS AND COVENANTS OF HOLDER

Holder hereby represents, warrants and covenants to the Company:

4.1 Purchase for Own Account. Holder is acquiring this warrant and all equity securities issuable, directly or indirectly, upon exercise of the warrant (collectively, the “Securities”) for Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.2 Disclosure of Information. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. With respect to any projections of its future operations provided to Holder by the Company, Holder acknowledges that the Company makes no representations or warranties.

4.3 Investment Experience. Holder has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Holder acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Accredited Investor. Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4.5 Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Holder understands that the Securities have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Holder will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

4.6 Residence. If Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of Holder in which its principal place of business is identified in the address or addresses of Holder set forth in Section 5.5 hereof.

ARTICLE 5

MISCELLANEOUS

5.1 Term: Exercise Upon Expiration. Subject to Section 1.6, this warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

5.2 Legends. This warrant and the Shares shall be imprinted with such legends as deemed required by the Company for applicable securities laws, the Company’s organizational documents, and any other agreements the Securities are subject to, including the following:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS WARRANT AND APPLICABLE LAW.

5.3 Compliance with Securities Laws on Transfer. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require Holder to provide an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144 (d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale. Any subsequent transferee shall be bound by all of the terms and conditions of this warrant and make to the Company each of the representations, warranties and covenants set forth in Article 4 of this warrant as of the date of such transfer.

5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder shall not transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to any Person who is a direct competitor of the Company, whether as an operating company or direct or indirect parent with voting control over such operating company. No surrender or reissuance shall be required for a transfer to any other affiliate of Holder

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, emailed or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

PacWest Bancorp

Attn: Warrant Administrator

406 Blackwell Street, Suite 240

Durham, NC 27701

Email: warrants@pacwest.com

All notices to the Company shall be addressed as follows:

Adicet Bio, Inc.

Attention: Chen Schor, CEO

500 Boylston Street, 13th Floor

Boston, Massachusetts

Email: __________________

5.6 Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 No Stockholder Rights. Holder, as a Holder of this warrant, will not have any rights as a stockholder of the Company until the exercise of this warrant.

5.9 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Warrant to Purchase Stock as of the date set forth above.

ADICET BIO, INC.

By:	/s/ Chen Schor
Name:	Chen Schor
Title:	Chief Executive Officer

Accepted and agreed:

PACWEST BANCORP

By:	/s/ Jeff Krumpoch
Name:	Jeff Krumpoch
Title:	Senior Corporate Controller

[Signature Page to Warrant to Purchase Stock]

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase ______________ shares of the ______________ stock of ADICET BIO, INC. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to ______________ of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Holder’s Name)

(Address)

3. The undersigned hereby confirms that the representations and warranties set forth in Section 4 of the warrant are true and correct in all respects as of the date hereof.

PACWEST BANCORP or Registered Assignee

(Signature)

(Date)